Exhibit 5.1

[LETTERHEAD OF VMWARE, INC.]

July 28, 2008

VMware, Inc.

3401 Hillview Ave

Palo Alto, California 94304

Attn: Board of Directors

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Vice President and General Counsel of VMware, Inc., a Delaware corporation (the “Company”), and am issuing this opinion in connection with the registration of an aggregate of 160,214 shares the Class A Common Stock, par value $0.01 per share (the “Shares”) of the Company, to be issued pursuant to the B-Hive Networks, Inc. 2006 Israeli Stock Option Plan, the B-Hive Networks, Inc. 2006 Israeli 3(i) Stock Option Plan and the B-Hive Networks, Inc. 2007 Stock Option and Incentive Plan (collectively, the “Plans”), under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Registration Statement”).

In my capacity as General Counsel of the Company, I am familiar with the proceedings taken, and proposed to be taken, by the Company in connection with the authorization, issuance and sale of the Shares and, for the purposes of this opinion, I have assumed such proceedings will be timely completed in the manner presently proposed.

As such counsel, I have examined such matters of fact and questions of law considered appropriate for purposes of rendering the opinions expressed below. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others.

I am opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware (“DGCL”), and I express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

Subject to the foregoing and in reliance thereon, it is my opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the applicable Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the applicable Plan and the Registration Statement, including, without limitation, receipt of legal consideration in excess of the par value of the Shares issued, the Shares will be validly issued, fully paid and nonassessable securities of the Company.

With your consent, I have assumed for purposes of the opinion paragraph above that: (i) some or all of the Shares will be delivered through the Depository Trust Company’s automated system for deposits and withdrawals of securities, (ii) the issuance of the Shares will be recorded in the books of the Company, and (iii) the Company will comply with all applicable notice requirements of Section 151 of the DGCL.

I consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is furnished by me as Vice President and General Counsel to the Company in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company other than in connection with the offer and sale of Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Rashmi Garde
Rashmi Garde Vice President and General Counsel

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